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                                   EXHIBIT B


                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of October 26, 1998 (this "AGREEMENT"), among Camelot Music Holdings, Inc., a Delaware corporation (the "COMPANY") and the individual whose name and address is set forth on the signature page hereto (the "STOCKHOLDER").

                  WHEREAS, Trans World Entertainment Corporation, a New York Corporation ("PARENT") and its wholly owned subsidiary, CAQ Corporation, a Delaware corporation ("SUBCO"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), with the Company, which Merger Agreement provides, among other things, that Subco will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "MERGER"); and

                  WHEREAS, as of the date hereof, the Stockholder owns (both beneficially and of record) the number of shares of Common Stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") set forth opposite his name at the foot of this Agreement; and

                  WHEREAS, the Stockholder has agreed to enter into this Agreement governing the voting and disposition of the shares of Parent Common Stock now owned and which may hereafter be acquired by the Stockholder (the "SHARES").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. VOTING OF SHARES. The Stockholder shall, until the Termination Date (as hereinafter defined), cause the Shares owned by the Stockholder to be voted (i) in favor of the Parent Merger Matters (as defined in the Merger Agreement) and (ii) against any Acquisition Transaction (as defined in Section 3) and any action or agreement that would impede, frustrate or nullify this Agreement, or would result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or which would result in any of the conditions set forth in Article VI or VIII of the Merger Agreement not being fulfilled (the subject matters of the foregoing clauses (i) and (ii) being referred to herein as the "VOTING MATTERS") at any meeting of the stockholders of Parent where any such vote shall be taken or in any consent in lieu of such a meeting. For the purposes of this Agreement, "TERMINATION DATE" shall mean the earliest to


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occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), (iii) the termination of this Agreement by the mutual written agreement of the parties hereto or pursuant to Section 7 of this Agreement or (iv) April 30, 1999, unless the parties to the Merger Agreement shall amend the date specified in Section
10.02 thereto to specify some later date in which case the date specified in this subsection (iv) shall be deemed to be for all purposes the same date as is specified in Section 10.02 to the Merger Agreement, as it may then be amended.

                  2. NO DISPOSITION OR ENCUMBRANCE OF SHARES. The Stockholder hereby covenants and agrees that, until the Termination Date has occurred, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares unless the transferee with respect to any such transaction executes and delivers to the Company a voting agreement substantially in the form of this Agreement with respect to the Shares which are the subject of any such transaction and further agrees, if requested by Parent in its sole discretion, to execute and deliver a Lock-up Agreement substantially in the form of Exhibit B to the Merger Agreement and a Company Affiliate Letter substantially in the form of Exhibit A to the Merger Agreement.

                  3. NO SOLICITATION OF TRANSACTIONS. Until the Termination Date has occurred, the Stockholder shall not, in his capacity as a Stockholder, directly or indirectly, through any agent or representative or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Parent or acquisition of any kind of material portion of the assets or capital stock of Parent (an "ACQUISITION TRANSACTION") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to perform as contemplated by this Agreement. Until the Termination Date has occurred, the Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of the Stockholder and its agents or other representatives with any Person conducted heretofore


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with respect to any of the foregoing. The Stockholder shall notify immediately the Company if any proposal or offer, or any inquiry or contact with any Person with respect to an Acquisition Transaction, is made and shall, in any such notice to the Company, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

                  4. LEGEND ON CERTIFICATES. If there shall be any proposed Disposition with respect to any of the Shares, immediately prior to such Disposition, the certificate(s) evidencing the Shares shall be endorsed with a restrictive legend substantially as follows:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF OCTOBER 25, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND CAMELOT MUSIC HOLDINGS, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF PARENT. THE HOLDER OF THIS CERTIFICATE, BY HIS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY ALL THE TERMS OF SUCH AGREEMENT, AS THE SAME IS IN EFFECT FROM TIME TO TIME.

                  5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants with respect to itself and its ownership of the Shares to the Company as follows:

                  a. AUTHORITY RELATIVE TO THIS AGREEMENT. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                  b. NO CONFLICT. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) conflict


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with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound.

                  c. TITLE TO THE SHARES. The Shares owned by the Stockholder are all the securities of Parent owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                  d. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Stockholder that the Company has all necessary power and authority to execute And deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally.

                  7. TERMINATION OF AGREEMENT. The Company reserves the right in its sole discretion at any time hereafter to terminate this Agreement.

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                  8. MISCELLANEOUS.

                  a. EXPENSES. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  b. FURTHER ASSURANCES. From time to time at the other party's reasonable request, the Company and the Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  c. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

                  d. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company and the Stockholder with respect to the subject matter hereof.

                  e. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the parties.

                  f. OBLIGATIONS OF SUCCESSORS; PARTIES IN INTEREST. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  g. AMENDMENT; WAIVER. This Agreement may not be amended or changed except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver


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shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  h. SEVERABILITY. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  i. NOTICES. All notices, requests, claims, demands .and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(i)):

                  if to the Company:

                           CAMELOT MUSIC HOLDINGS, INC.
                           8000 Freedom Avenue, N.W.
                           North Canton, Ohio 44720
                           Attention: James E. Bonk
                           Telecopy: (330) 494-8535

                  with a copy to:

                           Calfee Halter & Griswold LLP
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, OH 44114
                           Attention: Thomas F. McKee, Esq.
                           Telecopy: (216) 241-0816

                  and a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           1 Liberty Plaza
                           New York, NY 10005
                           Attention: Victor I. Lewkow, Esq.
                           Telecopy: (212) 225-3999

                  if to the Stockholder:

                           at the addresses of the Stockholder set forth on the signature page to this Agreement.

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                  j. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

                  k. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  l. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

                  m. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  n. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

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                  IN WITNESS WHEREOF, the Company and the Stockholder have duly executed this Agreement, as of the date first written above.

COMPANY:
--------

CAMELOT MUSIC HOLDINGS, INC.


By: /s/ James E. Bonk
   ------------------------------------------
   Name:
   Title:


STOCKHOLDER:                                        NUMBER OF SHARES OWNED:
------------                                        -----------------------


/s/ R. J. Higgins
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Name:
Address: